Exhibit 99.1

Janus Henderson Group plc Reports Third Quarter 2024 Results

●

Solid investment performance, with 75%, 71%, 67%, and 85% of assets under management (“AUM”) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as of September 30, 2024

●	Consecutive quarters of net inflows with third quarter 2024 net inflows of US$0.4 billion

●	Third quarter 2024 diluted EPS of US$0.17 includes a US$111.9 million non-cash, non-operating, accounting expense release. Adjusted diluted EPS of US$0.91 is an increase of 42% year over year

●	AUM increased 6% quarter over quarter and 24% year over year to US$382.3 billion as of September 30, 2024

●	Returned US$102 million in capital to shareholders through dividends and share buybacks in third quarter 2024

●	Board of Directors ("Board") declared a quarterly dividend of US$0.39 per share and approved a US$50 million increase to the Company’s existing common stock repurchase authorization

LONDON — Janus Henderson Group plc (NYSE: JHG; “JHG," "Janus Henderson,” or the “Company”) published its third quarter 2024 results for the period ended September 30, 2024. Third quarter 2024 operating income was US$164.7 million compared to US$164.3 million in the second quarter 2024 and US$121.7 million in the third quarter 2023. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$170.5 million in the third quarter 2024 compared to US$164.7 million in the second quarter 2024 and US$125.4 million in the third quarter 2023.

Third quarter 2024 diluted earnings per share of US$0.17, which was impacted by a US$111.9 million non-cash, non-operating, accounting expense release of accumulated foreign currency translation adjustments related to JHG entities liquidated during the quarter, compared to US$0.81 in the second quarter 2024 and US$0.56 in the third quarter 2023. Adjusted diluted earnings per share of US$0.91 in the third quarter 2024 compared to US$0.85 in the second quarter 2024 and compared to US$0.64 in the third quarter 2023.

Ali Dibadj, Chief Executive Officer, stated:

"Janus Henderson again delivered another solid set of quarterly results, building upon tangible momentum in the business. The results reflect market gains, solid investment performance produced by our world-class investment professionals, a second consecutive quarter of positive net flows delivered by our dedicated client groups, and the efforts and productivity from all our operating and support areas. Our teams have worked together to execute our strategy to Protect & Grow, Amplify, and Diversify our business, which is delivering growth across channels and regions. Better net flows, a stable net management fee rate, and operating leverage resulted in a 42% year-over-year increase in our adjusted diluted EPS to US$0.91. Our healthy balance sheet and strong cash flow generation provide us the flexibility to continue to invest in the business—both organically and inorganically—as well as return cash to shareholders. While we are pleased with the clear momentum, we recognize there will always be work to be done, and we continue to be focused on positioning Janus Henderson to deliver superior outcomes for our clients, employees, shareholders, and other stakeholders."

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended
	30 Sep	30 Jun	30 Sep
	2024	2024	2023
GAAP basis:
Revenue	624.8	588.4	521.0
Operating expenses	460.1	424.1	399.3
Operating income	164.7	164.3	121.7
Operating margin	26.4%	27.9%	23.4%
Net income attributable to JHG	27.3	129.7	93.5
Diluted earnings per share	0.17	0.81	0.56

Adjusted basis:
Revenue	488.1	458.3	405.0
Operating expenses	317.6	293.6	279.6
Operating income	170.5	164.7	125.4
Operating margin	34.9%	35.9%	31.0%
Net income attributable to JHG	144.7	135.2	106.7
Diluted earnings per share	0.91	0.85	0.64

SHARE REPURCHASE AND DIVIDEND

On October 30, 2024, the Board declared a dividend of US$0.39 per share for the quarter ended September 30, 2024. Shareholders on the register on the record date of November 11, 2024, will be paid the dividend on November 27, 2024.

As part of the US$150 million on-market share repurchase program approved by the Board in May 2024, JHG purchased 1.1 million of its common stock on the New York Stock Exchange (NYSE) in the third quarter, for a total outlay of approximately US$40 million. Additionally, on October 30, 2024, the Board approved a US$50 million increase to this existing on-market share repurchase program, bringing the total repurchase authorization to up to US$200 million of common stock.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client transfers.

Total comparative AUM and flows

	Three months ended
	30 Sep	30 Jun	30 Sep
	2024	2024	2023
Opening AUM	361.4	352.6	322.1
Sales	16.1	18.1	11.8
Redemptions	(15.7)	(16.4)	(14.4)
Net sales / (redemptions)	0.4	1.7	(2.6)
Market / FX	19.4	7.1	(11.2)
Acquisitions	1.1	—	—
Closing AUM	382.3	361.4	308.3

Quarterly AUM and flows by capability

		Fixed
	Equities	Income	Multi-Asset	Alternatives	Total
AUM 30 Sep 2023	187.9	65.1	45.9	9.4	308.3
Sales	6.0	6.9	1.0	0.5	14.4
Redemptions	(9.2)	(5.2)	(2.4)	(0.7)	(17.5)
Net sales / (redemptions)	(3.2)	1.7	(1.4)	(0.2)	(3.1)
Market / FX	20.4	4.7	4.4	0.2	29.7
AUM 31 Dec 2023	205.1	71.5	48.9	9.4	334.9
Sales	8.1	5.8	1.3	0.7	15.9
Redemptions	(9.2)	(5.7)	(2.1)	(1.9)	(18.9)
Net sales / (redemptions)	(1.1)	0.1	(0.8)	(1.2)	(3.0)
Market / FX	18.3	(1.0)	3.0	0.4	20.7
AUM 31 Mar 2024	222.3	70.6	51.1	8.6	352.6
Sales	7.0	8.3	1.6	1.2	18.1
Redemptions	(8.4)	(5.0)	(2.4)	(0.6)	(16.4)
Net sales / (redemptions)	(1.4)	3.3	(0.8)	0.6	1.7
Market / FX	5.3	0.5	1.3	—	7.1
Reclassifications	—	0.1	(0.1)	—	—
AUM 30 Jun 2024	226.2	74.5	51.5	9.2	361.4
Sales	7.9	6.1	1.4	0.7	16.1
Redemptions	(9.4)	(3.9)	(1.8)	(0.6)	(15.7)
Net sales / (redemptions)	(1.5)	2.2	(0.4)	0.1	0.4
Market / FX	12.4	3.8	2.4	0.8	19.4
Acquisitions	—	0.8	—	0.3	1.1
AUM 30 Sep 2024	237.1	81.3	53.5	10.4	382.3

Average AUM by capability

	Three months ended
	30 Sep	30 Jun	30 Sep
	2024	2024	2023
Equities	229.6	220.8	196.9
Fixed Income	78.5	71.7	66.1
Multi-Asset	52.1	50.7	47.7
Alternatives	9.7	8.9	9.4
Total	369.9	352.1	320.1

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of September 30, 2024)

Capability	1-year	3-year	5-year	10-year
Equities	63%	61%	54%	80%
Fixed Income	98%	81%	89%	93%
Multi-Asset	97%	96%	97%	97%
Alternatives	84%	94%	100%	100%
Total	75%	71%	67%	85%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETF-enhanced beta strategies, legacy Tabula passive ETFs, Fixed Income Buy & Maintain mandates, legacy NBK Capital funds, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 3% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of September 30, 2024)

Capability	1-year	3-year	5-year	10-year
Equities	77%	73%	80%	87%
Fixed Income	81%	57%	67%	71%
Multi-Asset	96%	95%	95%	96%
Alternatives	37%	87%	42%	100%
Total	80%	74%	81%	87%

Includes Janus Investment Fund, Janus Aspen Series, Janus Henderson Detroit Street Trust (ETFs), and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, Australian Managed Investment Schemes, and legacy Tabula ICAVs (legacy Tabula passive ETFs are excluded). The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending September 30, 2024, 62%, 57%, 60%, and 63% of the 187, 175, 160, and 144 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on "primary" share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class H Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

Funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2024 Morningstar, Inc. All Rights Reserved.

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THIRD QUARTER 2024 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on October 31, 2024, on a conference call and webcast to be held at 9:00 a.m. ET.

Those wishing to participate should call:

United States	833 470 1428
United Kingdom	0808 189 6484
All other countries	+1 929 526 1599
Conference ID	008089

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of September 30, 2024, Janus Henderson had approximately US$382 billion in assets under management, more than 2,000 employees, and offices in 24 cities worldwide. The firm helps millions of people globally invest in a brighter future together. Headquartered in London, Janus Henderson is listed on the NYSE.

Investor enquiries:	Media enquiries:
Jim Kurtz	Candice Sun
Head of Investor Relations	Global Head of Media Relations
+1 303 336 4529	+1 303 336 5452
jim.kurtz@janushenderson.com	candice.sun@janushenderson.com

Or	Nicole Mullin
Media Relations Director, UK, EMEA, LatAm & APAC
Investor Relations	+44 (0)20 7818 2511
investor.relations@janushenderson.com	nicole.mullin@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2024	2024	2023
Revenue:
Management fees	502.8	472.8	434.9
Performance fees	8.6	7.4	(15.8)
Shareowner servicing fees	61.4	58.5	54.9
Other revenue	52.0	49.7	47.0
Total revenue	624.8	588.4	521.0

Operating expenses:
Employee compensation and benefits	177.0	166.3	149.2
Long-term incentive plans	40.5	36.4	32.6
Distribution expenses	133.7	126.6	116.0
Investment administration	17.7	12.8	12.4
Marketing	8.3	9.8	9.6
General, administrative and occupancy	77.4	66.9	73.7
Depreciation and amortization	5.5	5.3	5.8
Total operating expenses	460.1	424.1	399.3

Operating income	164.7	164.3	121.7

Interest expense	(4.5)	(3.2)	(3.2)
Investment gains (losses), net	35.0	6.4	(5.9)
Other non-operating income (expense), net	(101.6)	7.6	(13.4)
Income before taxes	93.6	175.1	99.2
Income tax provision	(43.6)	(41.6)	(13.2)
Net income	50.0	133.5	86.0
Net loss (income) attributable to noncontrolling interests	(22.7)	(3.8)	7.5
Net income attributable to JHG	27.3	129.7	93.5
Less: allocation of earnings to participating stock-based awards	(0.7)	(3.2)	(2.8)
Net income attributable to JHG common shareholders	26.6	126.5	90.7

Basic weighted-average shares outstanding (in millions)	154.4	155.6	160.8
Diluted weighted-average shares outstanding (in millions)	154.7	155.8	160.9

Diluted earnings per share (in US$)	0.17	0.81	0.56

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2024	2024	2023
Reconciliation of revenue to adjusted revenue
Revenue	624.8	588.4	521.0
Management fees[1]	(51.4)	(48.2)	(41.4)
Shareowner servicing fees[1]	(49.9)	(47.3)	(43.9)
Other revenue[1]	(35.4)	(34.6)	(30.7)
Adjusted revenue	488.1	458.3	405.0

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	460.1	424.1	399.3
Employee compensation and benefits[2]	(4.3)	(4.7)	(0.9)
Long-term incentive plans[2]	(1.7)	(1.7)	2.4
Distribution expenses[1]	(133.7)	(126.6)	(116.0)
General, administration and occupancy[2]	(2.7)	2.6	(4.7)
Depreciation and amortization[3]	(0.1)	(0.1)	(0.5)
Adjusted operating expenses	317.6	293.6	279.6

Adjusted operating income	170.5	164.7	125.4

Operating margin	26.4%	27.9%	23.4%
Adjusted operating margin	34.9%	35.9%	31.0%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	27.3	129.7	93.5
Employee compensation and benefits[2]	1.3	1.2	0.9
Long-term incentive plans[2]	1.7	1.7	(2.4)
General, administration and occupancy[2]	2.7	(2.6)	4.7
Depreciation and amortization[3]	0.1	0.1	0.5
Interest expense[4]	0.1	—	—
Investment gains (losses), net[4]	—	0.8	(0.2)
Other non-operating income, net[4]	113.3	3.7	25.6
Income tax benefit (provision)[5]	(1.8)	0.6	(15.9)
Adjusted net income attributable to JHG	144.7	135.2	106.7
Less: allocation of earnings to participating stock-based awards	(3.6)	(3.4)	(3.2)
Adjusted net income attributable to JHG common shareholders	141.1	131.8	103.5

Weighted-average diluted common shares outstanding – diluted (in millions)	154.7	155.8	160.9
Diluted earnings per share (in US$)	0.17	0.81	0.56
Adjusted diluted earnings per share (in US$)	0.91	0.85	0.64

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[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and servicing fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue. In addition to the adjustments related to distribution and servicing activities, other revenue for the three months ended September 30, 2024, and June 30, 2024, also includes an adjustment related to an employee secondment arrangement with a joint venture. The arrangement is pass-through in nature, and we believe the costs do not represent our ongoing operations.

[2]

Adjustments for the three months ended September 30, 2024, and June 30, 2024, include acquisition related expenses and the acceleration of long-term incentive plan expense related to the departure of certain employees. The adjustment for the three months ended June 30, 2024, also includes a US$4.7 million insurance reimbursement related to a separately managed account trade error that occurred in 2023. Adjustments for the three months ended September 30, 2023, include rent expense, rent income and other rent-related adjustments associated with subleased office space, and the acceleration of long-term incentive plan expense related to the departure of certain employees. JHG management believes these costs are not representative of our ongoing operations. Additionally, within the reconciliation of operating expenses to adjusted operating expenses for the three months ended September 30, 2024, and June 30, 2024, employee compensation and benefits also includes an adjustment related to an employee secondment arrangement with a joint venture. The arrangement is pass-through in nature, and we believe the costs do not represent our ongoing operations.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

[4]

Adjustments for the three months ended September 30, 2024, and June 30, 2024, consist primarily of the release of accumulated foreign currency translation adjustments related to JHG liquidated entities. The adjustment for the three months ended September 30, 2023, includes a provision for a credit loss and contingent consideration fair value adjustment related to the 2022 sale of Intech. JHG management believes these costs are not representative of our ongoing operations.

[5]

The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible. Adjustments for the three months ended September 30, 2023, were impacted by the change to our state tax rate. As a result, the U.S. deferred tax assets and liabilities were revalued from 23.9% to 23.5%, creating a non-cash deferred tax benefit of US$8.8 million.

Condensed consolidated balance sheets (unaudited)

	30 Sep	31 Dec
(in US$ millions)	2024	2023
Assets:
Cash and cash equivalents	1,483.8	1,152.4
Investments	305.0	334.2
Property, equipment and software, net	38.8	44.2
Intangible assets and goodwill, net	3,799.8	3,721.6
Assets of consolidated variable interest entities	749.0	405.9
Other assets	887.4	838.3
Total assets	7,263.8	6,496.6

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	698.6	304.6
Deferred tax liabilities, net	576.3	570.8
Liabilities of consolidated variable interest entities	7.2	3.2
Other liabilities	855.0	762.5
Redeemable noncontrolling interests	493.5	317.2
Total equity	4,633.2	4,538.3
Total liabilities, redeemable noncontrolling interests and equity	7,263.8	6,496.6

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions)	2024	2024	2023
Cash provided by (used for):
Operating activities	228.5	223.8	216.9
Investing activities	(215.0)	(60.4)	16.0
Financing activities	424.6	(50.9)	(91.5)
Effect of exchange rate changes	31.9	—	(25.5)
Net change during period	470.0	112.5	115.9

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Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10‑K for the year ended December 31, 2023, filed with the SEC (Commission File No. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

Certain statements in this press release not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and expectations regarding acquisition opportunities. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance onforward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions, and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings or furnishings made by the Company with the SEC from time to time.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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